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                                                           EXHIBIT 3

                                                     August 26, 1998

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653

RE:  ALLMERICA SELECT SEPARATE ACCOUNT II OF
     FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Gentlemen:

In my capacity as Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Initial Registration Statement for the Allmerica Select Separate Account II on Form S-6 under the Securities Act of 1933 with respect to the Company's group flexible payment variable life insurance policies.

I am of the following opinion:

1. The Allmerica Select Separate Account II is a separate Account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Allmerica Select Separate Account II equal to the reserves and other Policy liabilities of the Policies which are supported by the Allmerica Select Separate Account II are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The group flexible payment variable life insurance policies, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the initial Registration Statement of Allmerica Select Separate Account II on Form S-6 filed under the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Sheila B. St. Hilaire
                                        Sheila B. St. Hilaire
                                        Assistant Vice President and Counsel